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                                                                    EXHIBIT 7(l)


ADDITIONAL LIST OF REINSURANCE CONTRACTS

                                                                           EFFECTIVE
                            TITLE                                            DATE                 REINSURER
                            -----                                            ----                 ---------
Yearly Renewable Term Reinsurance Agreement                                  4/1/81     Swiss Re (formerly Cigna)

Reinsurance Agreement                                                        4/1/81     Lincoln National Life Insurance Co

Automatic Reinsurance Agreement #1169                                        7/1/89     Employers Re (formerly Phoenix)

Automatic Reinsurance Agreement #2727                                        1/1/99     Employers Re (formerly Phoenix)

Reinsurance Agreement #226-100                                              11/1/83     General & Cologne Life Re

Automatic Reinsurance Agreement #226-101                                     1/1/93     General & Cologne Life Re

Automatic Reinsurance Agreement #226-102                                    10/1/93     General & Cologne Life Re

Automatic Yearly Renewable Term Reinsurance Agreement #226-103               1/1/99     General & Cologne Life Re

Automatic Yearly Renewable Term Reinsurance Agreement #226-106              10/1/01     General & Cologne Life Re

Reinsurance Agreement #425                                                 11/15/83     RGA Reinsurance

Automatic YRT Agreement #1112-0-0                                            1/1/93     RGA Reinsurance

Automatic & Facultative Risk Premium Reinsurance Agreement #3304-00-00       1/1/99     RGA Reinsurance

Automatic & Facultative YRT Reinsurance Agreement #8145-00                   8/1/01     RGA Reinsurance

Reinsurance Agreement #5918-6                                               10/1/93     AUSA Life Ins Co (formerly TransAmerica)

YRT Agreement #5918-14                                                      10/1/01     AUSA Life Insurance Company

Facultative YRT Reinsurance Agreement #374A                                  4/1/96     Employers Reassurance Corp

Facultative Renewable Term Reinsurance Agreement #2854                       1/1/98     Munich (formerly CNA)

Automatic YRT Reinsurance Agreement #2350                                    1/1/99     Munich (formerly CNA)
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